Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

NEW SOURCE ENERGY PARTNERS L.P.

(“REGISTRANT”)

AND

KRISTIAN B. KOS

DIKRAN TOURIAN

DANIEL R. PICKELSIMER

ANTRANIK ARMOUDIAN

DEYLAU, LLC

SIGNATURE INVESTMENTS LLC

(“UNITHOLDERS”)

November 12, 2013

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is being entered into on November 12, 2013, by and among New Source Energy Partners L.P., a Delaware limited partnership (the “Registrant”), Kristian B. Kos, an individual residing in Oklahoma City, Oklahoma (“Mr. Kos”), Dikran Tourian, an individual residing in Edmond, Oklahoma (“Mr. Tourian”), Danny R. Pickelsimer, an individual residing in Yukon, Oklahoma (“Mr. Pickelsimer”), Antranik Armoudian, an individual residing in Tulsa, Oklahoma (“Mr. Armoudian”), Deylau, LLC, a Delaware limited liability company (“Deylau”), Signature Investments, LLC, an Oklahoma limited liability company (“Signature”, and collectively with Mr. Kos, Mr. Tourian, Mr. Pickelsimer, Mr. Armoudian and Deylau, the “Unitholders”).

RECITALS:

WHEREAS, the Unitholders other than Mr. Kos and Mr. Tourian are all of the members of MCE, LLC, a Delaware limited liability company (the “Contributor”), while Mr. Kos and Mr. Tourian are the principals of Deylau and Signature, respectively;

WHEREAS, Contributor owns all of the outstanding limited partner interests in MCE, LP, a Delaware limited partnership (“MCE LP”), and all of the outstanding Equity Interests in MCE GP, LLC, a Delaware limited liability company and the general partner of MCE LP (“MCE GP”, and collectively with MCE LP, the “Acquired Companies” and each such entity individually an “Acquired Company”);

WHEREAS, pursuant to the Contribution Agreement (the “Contribution Agreement”) dated November 12, 2013 by and among the Registrant, the Unitholders and Contributor, the Unitholders have agreed to cause the Contributor to contribute, and the Registrant has agreed to acquire, the Acquired Interests (the “Contribution”);

WHEREAS, pursuant to Section 2.02 of the Contribution Agreement, the Registrant has agreed to issue 1,847,265 Common Units to the Unitholders at the Closing as partial consideration for the Contribution, and pursuant to Section 3.01 of the Contribution Agreement, the Registrant has agreed to issue additional Common Units to the Unitholders in the future if certain performance metrics are achieved;

WHEREAS, pursuant to the MCE LP Partnership Agreement, the Registrant may issue additional Common Units to certain of the Unitholders as Reset Consideration following a Reset Election with respect to the Class B Units from time to time;

WHEREAS, pursuant to Section 4.02 of the Contribution Agreement, the Registrant has agreed to execute and deliver this Agreement to Contributor for the benefit of the Unitholders; and

WHEREAS, the execution and delivery of this Agreement by the Unitholders and the Registrant is a condition to closing the Contribution.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to such terms in the Contribution Agreement. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with the Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the Preamble to this Agreement.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are authorized or required by law to be closed for business in New York, New York.

“Class B Units” shall have the meaning provided in the MCE LP Partnership Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Price” means $21.55 per Common Unit.

“Common Units” means the common units representing limited partnership interests in the Registrant.

“Contribution Agreement” has the meaning provided in the Recitals to this Agreement.

“Contribution” has the meaning provided in the Recitals to this Agreement.

“Contributor” has the meaning provided in the Recitals to this Agreement.

“Demand Registration” shall have the meaning provided in Section 2.01(a) of this Agreement.

“Demand Request” means a request for registration of Registrable Securities by the Demand Rights Holders pursuant to Section 2.01(a) of this Agreement.

“Demand Rights Holders” means Mr. Kos and Mr. Tourian.

“Earn Out Date” means the date, on or before May 1, 2015, that the Registrant shall have issued to the Unitholders the Earn-out Common Unit Consideration, if any.

“Effective Date” means, with respect to a particular Shelf Registration Statement, the date of effectiveness of such Shelf Registration Statement.

“Effectiveness Period” shall have the meaning specified in Section 2.01(b) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Filing Date” means, with respect to a particular Shelf Registration Statement, the date on which such Shelf Registration Statement is filed with the Commission.

“General Partner” means New Source Energy GP, LLC, a Delaware limited liability company and the general partner of the Registrant.

“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Included Registrable Securities” shall have the meaning specified in Section 2.02(a) of this Agreement.

“Launch Date” shall have the meaning specified in Section 2.02(b) of this Agreement.

“Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law of any Governmental Authority or any judicial or administrative interpretation thereof.

“Losses” shall have the meaning provided in Section 2.08(a) of this Agreement.

“Managing Underwriter” means the lead investment banking firm of a syndicate formed for the purchase and distribution of an issuance of Common Units.

“MCE LP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of MCE LP.

“NYSE” means the New York Stock Exchange.

“Other Holders” shall have the meaning provided in Section 2.02(c) of this Agreement.

“Overnight Underwritten Offering” shall have the meaning provided in Section 2.02(b) of this Agreement.

“Participating Holder Documentation” shall have the meaning provided in Section 2.02(d) of this Agreement.

“Participating Holders” means, with respect to a particular Demand Request, the Holders electing to participate in such Demand Registration, and with respect to a Piggyback Offering or Underwritten Offering, the Unitholders electing to offer and sell Registrable Securities pursuant to an effective Shelf Registration Statement.

“Partnership Agreement” shall have the meaning provided in the Recitals to this Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Piggyback Offering” shall have the meaning provided in Section 2.02(a) of this Agreement.

“Pricing Date” shall have the meaning provided in Section 2.02(b) of this Agreement.

“Primary Offering” shall have the meaning provided in Section 2.04(n) of this Agreement.

“Registrable Securities” means the Common Units owned by the Unitholders that were (a) received on the Closing Date pursuant to the Contribution, (b) received on the Earn Out Date pursuant to Section 3.01(b) of the Contribution Agreement or (c) received as Reset Consideration pursuant to a Reset Election of the Class B Units in accordance with Section 5.10 of the MCE LP Partnership Agreement until such time as such securities cease to be Registrable Securities pursuant to Section 1.02 of this Agreement.

“Registrant” shall have the meaning specified in the Preamble to this Agreement.

“Registration Criteria” means the conditions which must be satisfied before a request for registration by the Demand Rights Holders may be considered, which consists of (a) the Registrant meeting the eligibility requirements to file a registration statement on Form S-3 as promulgated by the Commission, as such eligibility is determined by the Registrant in consultation with its counsel and (b) under no circumstances earlier than 30 days following the Registrant’s eligibility to use a registration statement on Form S-3, as determined above.

“Registration Expenses” shall have the meaning provided in Section 2.07 of this Agreement.

“Reset Consideration” shall have the meaning provided in the MCE LP Partnership Agreement.

“Reset Election” shall have the meaning provided in the MCE LP Partnership Agreement.

“Reset Payment Date” means the date upon which Registrable Securities are delivered in connection with the payment of Reset Consideration.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Selling Expenses” shall have the meaning provided in Section 2.07 of this Agreement.

“Shelf Registration Statement” shall have the meaning provided in Section 2.01(a) of this Agreement.

“Underwritten Offering” shall have the meaning provided in Section 2.02(a) of this Agreement.

“Underwritten Offering Filing” shall have the meaning provided in Section 2.02(a) of this Agreement.

“Underwritten Offering Request” shall have the meaning provided in Section 2.03(a) of this Agreement.

“Unitholders” has the meaning specified in the Preamble to this Agreement.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such registration statement; (b) when such Registrable Security has been disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security is held by the Registrant or one of its subsidiaries; (d) when such Registrable Security has been sold in a private transaction; and (e) six (6) years from the Effective Date of the registration statement relating to such Registrable Securities.

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions; and

(e) “herein,” “hereof” and other words of similar import refer to this Registration Rights Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Right to Request Registration.

(a) Request for Registration. The Demand Rights Holders may at any time, after satisfaction of the Registration Criteria, request in writing (a “Demand Request”) that the Registrant prepare and file a registration statement under the Securities Act to permit the resale of all or a portion of the Registrable Securities held by the Unitholders or, if the Demand Request is made by the Demand Rights Holders, from time to time, including as permitted by Rule 415 promulgated by the Commission under the Securities Act, or any similar provision then in force (a “Demand Registration” and such registration statement, a “Shelf Registration Statement”). In the event that the Shelf Registration Statement is declared effective prior to the Earn Out Date or prior to the Reset Payment Date, the Demand Rights Holders may at any time, after satisfaction of the Registration Criteria, issue additional Demand Requests with respect to all or a portion of the Registrable Securities held by the Unitholders issued on the Earn Out Date and on the Reset Payment Date, as applicable. A Shelf Registration Statement filed pursuant to this Section 2.01(a) shall be on Form S-3 of the Commission or any succeeding form as shall be selected by the Registrant. A Demand Request shall specify the number of Registrable Securities proposed to be included in the Shelf Registration Statement and the intended method of disposition thereof.

(b) Effectiveness. The Registrant shall use its commercially reasonable efforts to: (i) prepare and file a Shelf Registration Statement within 30 days of receiving a Demand Request and (ii) cause the Shelf Registration Statement to become effective no later than 180 days after the Filing Date. The Registrant will use its commercially reasonable efforts to cause a Shelf Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earliest date on which any of the following occurs: (x) all Registrable Securities covered by such Shelf Registration Statement have been distributed in the manner set forth and as contemplated in such Shelf Registration Statement, (y) there are no longer any Registrable Securities outstanding and (z) three (3) years from the Effective Date of such Shelf Registration Statement, which may include an additional three (3) years from any subsequent Effective Date, if such Shelf Registration Statement is required to be “refreshed” pursuant to the Securities Act (the “Effectiveness Period”). A Shelf Registration Statement when it becomes or is declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the Effective Date, but in any event within three (3) Business Days of such date, the Registrant will notify the Participating Holders of the effectiveness of such Shelf Registration Statement.

(c) Notice to Other Holders. Upon receipt of any Demand Request, the Registrant shall promptly (but in any event within ten (10) days) give written notice of such Demand Request to all Other Holders, who shall each have the right, exercisable by written notice to the Registrant within 15 days after their receipt of notice of such Demand Request, to elect to include in such Demand Registration pursuant to this Section 2.01, all or any portion of the Registrable Securities as they may request.

(d) Maximum Shelf Registration Requests. Notwithstanding anything to the contrary contained in this Agreement, the Demand Rights Holders shall be entitled to not more than an aggregate of three (3) Demand Registrations pursuant to Section 2.01 of this Agreement (including any post-effective amendments to such Shelf Registration Statement filed for the primary purpose of including Participating Holders).

(e) Delay Rights. Notwithstanding anything to the contrary contained in this Agreement, the Registrant may, upon written notice to any Participating Holder whose Registrable Securities are included in a Shelf Registration Statement, delay the effectiveness of a Shelf Registration Statement or suspend such Participating Holder’s use of any prospectus that is a part of an effective Shelf Registration Statement (in which event the Participating Holder shall discontinue sales of the Registrable Securities pursuant to the effective Shelf Registration Statement) if (A) the Registrant is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Registrant determines in good faith that the Registrant’s ability to pursue or consummate any such transaction would be materially and adversely affected by any required disclosure of such transaction in a Shelf Registration Statement (including disclosures incorporated by reference in a Registration Statement) or (B) the Registrant has experienced some other material, non-public event the disclosure of which at such time, in the good faith judgment of the Registrant, would materially and adversely affect the Registrant; provided, that in no event shall the Registrant delay the effectiveness of a Shelf Registration Statement or prohibit the Participating Holders from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of ninety (90) days in any 365-day period.

Section 2.02 Piggyback Rights.

(a) Underwritten Offering Piggyback Rights. Except as provided in Section 2.02(b), if at any time during any Effectiveness Period, the Registrant proposes to file (i) a prospectus supplement to an effective shelf registration statement, other than a Shelf Registration Statement contemplated by Section 2.01, or (ii) a registration statement, other than a Shelf Registration Statement, in either case, for the sale of Common Units in an underwritten offering on a firm commitment or best efforts basis (an “Underwritten Offering”) for its own account, then, as soon as practicable but not less than ten (10) Business Days (or three (3) Business Days in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) of the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) of the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a Shelf Registration Statement), as the case may be (an “Underwritten Offering Filing”), the Registrant shall give notice of such proposed Underwritten Offering to the Unitholders (including, but not limited to, notice by electronic mail) and such notice shall offer the Unitholders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing (a “Piggyback Offering”). Notwithstanding the foregoing, if the Registrant has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the account of the Participating Holders is likely to have an adverse effect on the price, timing or distribution of the Common Units, then the amount of Registrable Securities to be offered for the accounts of Participating Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. Each Holder shall keep all information relating to any such Underwritten Offering confidential and shall not disseminate or in any way disclose such information. Except as provided in Section 2.02(b), each Holder shall then have two (2) Business Days from the date of such notice to request inclusion of its Registrable Securities in the Piggyback Offering. If no request for inclusion from a Holder is received within the specified time, then such Holder shall have no further right to participate in such Piggyback Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Registrant shall determine for any reason not to undertake such Underwritten Offering, the Registrant shall give written notice of such determination to the Participating Holders and shall be relieved of its obligation to sell any Included Registrable Securities in connection with such abandoned Underwritten Offering. Any Participating Holder shall have the right to withdraw such Participating Holder’s request for inclusion of such Participating Holder’s Registrable Securities in such Underwritten Offering by giving written notice to the Registrant of such withdrawal at least three (3) Business Days prior to the time of commencement of marketing of such Underwritten Offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder holds less than $1 million of Registrable Securities (based on the Common Unit Price).

(b) Overnight Underwritten Offering Piggyback Rights. If at any time during any Effectiveness Period the Registrant proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced (the “Pricing Date”) before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than three (3) Business Days after the Registrant engages a Managing Underwriter for the proposed Overnight Underwritten Offering, the Registrant shall notify (including, but not limited to, notice by electronic mail) the Unitholders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Unitholders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing. Notwithstanding the foregoing, if the Registrant has been advised by the Managing Underwriter that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Participating Holders is likely to have an adverse effect on the price, timing or distribution of the Common Units, then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Participating Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, the Registrant determines for any reason not to undertake or to delay such Overnight Underwritten Offering, the Registrant shall give written notice of such determination to the Participating Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Participating Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Participating Holders for the same period as the delay of the Overnight Underwritten Offering. Any Participating Holder shall have the right to withdraw such Participating Holder’s request for inclusion of such Participating Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to the Registrant of such withdrawal at least three (3) Business Days prior to the expected Launch Date. Each Holder’s rights under this Section 2.02(b) shall terminate when such Holder holds less than $1 million of Registrable Securities (based on the Common Unit Price).

(c) Priority of Piggyback Rights. In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.02(a) and Section 2.02(b), respectively, if the Managing Underwriter or Underwriters of such Underwritten Offering or Overnight Underwritten Offering advises the Registrant that the total amount of Common Units that the Participating Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of Common Units that such Managing Underwriter or Underwriters advises the Registrant can be sold without having such adverse effect, with such number to be allocated (i) first to the Registrant, (ii) second pro rata among the Participating Holders and any other Persons who have been or are granted registration rights with respect to the Common Units on or after the date of this Agreement who have requested participation in the Underwritten Offering or Overnight Underwritten Offering (the “Other Holders”) based, for each such Participating Holder or Other Holder, on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Participating Holder(s) and such Other Holders in such Underwritten Offering or Overnight Underwritten Offering by (B) the aggregate number of Common Units proposed to be sold by all Participating Holders and all Other Holders in the Underwritten Offering or Overnight Underwritten Offering.

(d) Participating Holder Documentation. If the Unitholders propose to include Registrable Securities in an Underwritten Offering or an Overnight Underwritten Offering, then the Managing Underwriter of the Underwritten Offering or Overnight Underwritten Offering shall, no later than the tenth (10th) Business Day in the case of an Underwritten Offering, or the third (3rd) Business Day in the case of an Overnight Underwritten Offering, prior to the expected Launch Date, provide to the Participating Holders all of the documentation customarily required for the inclusion of Registrable Securities in the Underwritten Offering or Overnight Underwritten Offering, including, without limitation, a custody agreement and power-of-attorney, Participating Holders’ customary representations and warranties, and a form of legal opinion required to be delivered by counsel to the Participating Holders (in form and substance reasonably acceptable to counsel for the Participating Holders) at the closing of an Underwritten Offering or an Overnight Underwritten Offering and any over-allotment option closing (collectively, the “Participating Holder Documentation”). To include Registrable Securities in an Underwritten Offering or an Overnight Underwritten Offering, each Participating Holder shall, subject to receipt of notice of the Underwritten Offering or Overnight Underwritten Offering and the Participating Holder Documentation within the time periods set forth above, (A) complete its review and return the Participating Holder Documentation, with such revisions as have been agreed to by the Registrant (such agreement not to be unreasonably withheld) and the Participating Holder, at least seven (7) Business Days in the case of an Underwritten Offering, or two (2) Business Days in the case of an Overnight Underwritten Offering, prior to the expected Launch Date, (B) place the Registrable Securities eligible for inclusion in an Underwritten Offering or an Overnight Underwritten Offering into the custody of the Registrant’s transfer agent at least five (5) Business Days in the case of an Underwritten Offering, or one (1) Business Day in the case of an Overnight Underwritten Offering, prior to the expected Launch Date, (C) agree to participate, following reasonable notice, in any due diligence calls arranged by the Managing Underwriter of an Underwritten Offering or an Overnight Underwritten Offering on the expected Launch Date, the Pricing Date or in advance of the closing of an Underwritten Offering or an Overnight Underwritten Offering and any over-allotment option closing, and (D) unconditionally waive any right to withdraw any Registrable Securities placed into the custody of the Registrant’s transfer agent for inclusion in an Underwritten Offering or an Overnight Underwritten Offering within three (3) Business Days of the expected Launch Date in the case of an Underwritten Offering, or one (1) Business Day in the case of an Overnight Underwritten Offering, whether on the basis of the offering price, underwriter discount, or for any other reason.

Section 2.03 Underwritten Offerings.

(a) Request for Underwritten Offering. If the Unitholders elect to dispose of Registrable Securities under a Shelf Registration Statement pursuant to an Underwritten Offering and the Unitholders reasonably anticipate gross proceeds of at least $25 million from such Underwritten Offering of Registrable Securities, then the Registrant shall, at the request of such Participating Holder (each, an “Underwritten Offering Request”), enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08(a), and shall take all such other reasonable actions as are requested by the Managing Underwriter to expedite or facilitate the disposition of the Registrable Securities; provided, that the Registrant shall not be required to effect more than two Underwritten Offerings pursuant to this Section 2.03, and the Unitholders shall be limited to no more than one Underwritten Offering Request in any 180-day period.

(b) Notice to Other Holders; Priority.

(i) Upon receipt of any Underwritten Offering Request from a Participating Holder, the Registrant shall promptly (but in any event within ten (10) days) give written notice of such Underwritten Offering Request to all Other Holders, who shall each have the right, exercisable by written notice to the Registrant within 15 days after their receipt of notice of such Underwritten Offering Request, to elect to include in such Underwritten Offering pursuant to this Section 2.03, all or a portion of the Registrable Securities as they may request; provided, that all such Registrable Securities proposed or requested to be included in the Underwritten Offering are covered by an effective Shelf Registration Statement.

(ii) In connection with an Underwritten Offering contemplated by Section 2.03(a), if the Managing Underwriter or Underwriters of such Underwritten Offering advise the Registrant that the total amount of Common Units that the Participating Holders and any Other Holders intend to include in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Common Units that such Managing Underwriter or Underwriters advises the Registrant can be sold without having such adverse effect, with such number to be allocated (i) first to any Unitholders or their Affiliates who initiated the Underwritten Offering Request and (ii) second (or if clause (i) is not applicable) pro rata among the Participating Holders and any Other Holders based, for each such Participating Holder or Other Holder, on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Participating Holder(s) and such Other Holders in such Underwritten Offering or Overnight Underwritten Offering; by (B) the aggregate number of Common Units proposed to be sold by all Participating Holders and all Other Holders in the Underwritten Offering.

(c) General Procedures. In connection with any Underwritten Offering, the Registrant shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Participating Holder participates, each Participating Holder and the Registrant shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Participating Holder may participate in an Underwritten Offering unless such Participating Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers-of-attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Registrant to and for the benefit of such underwriters also be made to and for such Participating Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Participating Holder shall be required to make any representations or warranties to or agreements with the Registrant or the Underwriters other than representations, warranties or agreements regarding such Participating Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law. If any Participating Holder disapproves of the terms of an Underwritten Offering, such Participating Holder may elect to withdraw therefrom by notice to the Registrant and the Managing Underwriter; provided, that such withdrawal must be made at least one (1) Business Day prior to the pricing of such Underwritten Offering to be effective. No such withdrawal or abandonment shall affect the Registrant’s obligation to pay Registration Expenses. Upon the receipt by the Registrant of a written request from any Investor or an Affiliate of the Investor pursuant to Section 2.03(a), no more than two members of the Registrant’s executive management team shall be required to participate in a roadshow or similar marketing effort in connection with that Underwritten Offering for no more than two calendar days; provided, that the Registrant: (i) is given at least 30 days notice prior to the commitment of any roadshow or similar marketing effort; and (ii) agrees to the proposed commencement date of any such roadshow or similar marketing effort.

Section 2.04 Registration and Sale Procedures. In connection with its obligations under this Article II, the Registrant will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to a Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective for its Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement;

(b) furnish to each Participating Holder (i) as far in advance as reasonably practicable before filing a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Participating Holder the opportunity to object to any information pertaining to such Participating Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Participating Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) an electronic copy of such Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Participating Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or “blue sky” laws of such jurisdictions as the Participating Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, that the Registrant shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Participating Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of a Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to such Shelf Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Participating Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, or any supplement or amendment thereto, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Registrant of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Registrant agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Participating Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) in the case of an Underwritten Offering, furnish upon request, (i) an opinion letter of counsel for the Registrant dated the date of the closing of the Underwritten Offering, including a standard “10b-5” letter and (ii) a “cold comfort” letter dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing of the Underwritten Offering, in each case, signed by the independent public accountants who have certified the Registrant’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus included therein and any supplement thereto) and as are customarily covered in opinion letters of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of equity securities;

(h) use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i) make available to the appropriate representatives of the Managing Underwriter and Participating Holders access to such information and Registrant personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Registrant need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Registrant reasonably satisfactory to the Registrant;

(j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system, if any, on which similar securities issued by the Registrant are then listed;

(k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Registrant to enable the Participating Holders to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by a registration statement not later than the effective date of such registration statement;

(m) take such other actions as are reasonably requested by the Participating Holders or the underwriters, if any, to expedite or facilitate the disposition of such Registrable Securities; and

(n) (i) cooperate with a Participating Holder if such Participating Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with an offering pursuant to the registration statement in respect of any registration of the Registrable Securities of such Participating Holder pursuant to this Agreement, and any amendment or supplement thereof (any such offering a “Primary Offering”), in allowing such Participating Holder to conduct customary “underwriter’s due diligence” with respect to the Registrant and satisfy its obligations in respect thereof, (ii) furnish to such Participating Holder upon such Participating Holder’s request, on the date of the closing of any Primary Offering and thereafter from time to time on such dates as such Participating Holder may reasonably request, the letters covered by Section 2.04(g) of this Agreement, in each case addressed to such Participating Holder, and (iii) permit legal counsel to such Participating Holder to review and comment upon any such registration statement at least five (5) Business Days prior to its filing with the Commission and all amendments and supplements to any such registration statement within a reasonable number of days prior to their filing with the Commission and not file any Primary Offering or amendment or supplement thereto in a form to which such Participating Holder’s legal counsel reasonably objects in writing.

Each Participating Holder, upon receipt of notice from the Registrant of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by the Registrant that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Registrant, such Participating Holder will deliver, or will request the Managing Underwriter or Underwriters, if any, to deliver to the Registrant all copies in their possession or control, other than permanent file copies then in such Participating Holder’s possession, of the prospectus and any prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

If reasonably requested by a Participating Holder, the Registrant shall: (i) as soon as practicable, incorporate in a prospectus supplement or post-effective amendment such information as such Participating Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such Underwritten Offering; (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Shelf Registration Statement or any other registration statement covering the offer and sale of Registrable Securities.

Section 2.05 Cooperation by Participating Holders. The Registrant shall have no obligation to include Registrable Securities of a Participating Holder in a Shelf Registration Statement or in an Underwritten Offering under Article II of this Agreement if such Participating Holder has failed to timely furnish such information that, in the opinion of counsel to the Registrant, is reasonably required for such Shelf Registration Statement or other registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. During the Effectiveness Period, each Participating Holder of Registrable Securities (other than the Unitholders) included in a Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 60 calendar day period beginning on the date that a prospectus supplement or other prospectus (including any free writing prospectus) is filed with the Commission with respect to an Underwritten Offering of equity securities of the Registrant for the Registrant’s account; provided, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the Underwriters on the officers, directors or any other unitholder of the Registrant on whom a restriction is imposed in connection with such public offering; provided, further, that this Section 2.06 shall not apply to a Participating Holder that holds less than $5 million of Registrable Securities (including Registrable Securities held by Affiliates of a Participating Holder), which value shall be determined by multiplying the number of Registrable Securities owned by the average of the closing price for Common Units for the ten (10) trading days preceding the date of such filing.

Section 2.07 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to the Registrant’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.01, a Piggyback Offering or Overnight Underwritten Offering pursuant to Section 2.02, or an Underwritten Offering pursuant to Section 2.03, and the disposition of such securities, including, without limitation, all customary registration, filing and securities exchange listing fees, all customary registration, filing, qualification and other fees and expenses related to compliance with state securities or “blue sky” laws, fees in connection with clearance by the Financial Industry Regulatory Authority, transfer agent and registrar fees, all word processing, duplicating and printing expenses, the Registrant’s legal fees and fees of the Registrant’s independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions (and similar fees or arrangements associated therewith) and transfer taxes allocable to the sale of the Registrable Securities.

(b) Expenses. The Registrant will pay all reasonable Registration Expenses, regardless of whether sales of Registrable Securities are made pursuant to the related registration statement. Except as otherwise provided in Section 2.08 or in a separate agreement between the Registrant and any Holder, the Registrant shall not be responsible for legal fees incurred by the Unitholders in connection with the exercise of such Unitholders’ rights and obligations under this Agreement, or for any Selling Expenses. Each Participating Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities except to the extent provided in a separate agreement between the Registrant and such Participating Holder.

Section 2.08 Indemnification.

(a) By the Registrant. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Registrant will indemnify and hold harmless each Participating Holder thereunder, its directors, officers, employees, agents and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Participating Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, agents and managers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Participating Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Participating Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, that the Registrant will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Participating Holder, such underwriter or such controlling Person in writing specifically for use in the Shelf Registration Statement or such other registration statement, free writing prospectus or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Participating Holder or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Participating Holder.

(b) By Each Participating Holder. Each Participating Holder agrees to indemnify and hold harmless the Registrant, its directors, officers, employees and agents and each Person, if any, who controls the Registrant within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Registrant to the Participating Holders, but only with respect to information regarding such Participating Holder furnished in writing by or on behalf of such Participating Holder expressly for inclusion in a Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, or any free writing prospectus related thereto, or any amendment or supplement thereof; provided, that the liability of each Participating Holder shall not be greater in amount than the dollar amount of the proceeds (net of Selling Expenses) received by such Participating Holder from the sale of the Registrable Securities giving rise to such indemnification. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Registrant or any such director, officer, employee, agent, manager or controlling Person, and shall survive the transfer of such securities by such Participating Holder.

(c) Notice. Promptly after any indemnified party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the indemnified party believes in good faith is an indemnifiable claim under this Agreement, the indemnified party shall give the indemnifying party written notice of such claim but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable out-of-pocket expenses and fees of such separate counsel and other reasonable out-of-pocket expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the indemnified party; and the indemnified party shall not settle any indemnified claim without the written consent of the indemnifying party unless (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of a request by the indemnified party for reimbursement of reasonable fees and expenses of counsel, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, that in no event shall a Participating Holder be required to contribute an aggregate amount in excess of the dollar amount of gross proceeds received by such Participating Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to Law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Registrant agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Registrant available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Registrant under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request (i) a copy of the most recent annual or quarterly report of the Registrant, and (ii) such other reports and documents so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Registrant shall not, without the prior written consent of the Unitholders, enter into any agreement with any current or future holder of any securities of the Registrant that would allow such current or future holder to require the Registrant to include securities in any Piggyback Offering or Overnight Underwritten Offering by the Registrant for its own account on a basis that is superior in any material respect to the Piggyback Offering rights granted to the Unitholders pursuant to Section 2.02 of this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:

(a) If to Mr. Kos or Deylau:

Deylau, LLC

Attn: Kristian Kos

914 N. Broadway, Suite 230

Oklahoma City, OK 73102

Facsimile: (405) 323-3024

with a copy (which shall not constitute notice) to:

Crowe & Dunlevy

Attn: James W. Larimore

20 N. Broadway, Suite 1800

Oklahoma City, OK 73102

Facsimile: (405) 272-5968

(b) If to Mr. Tourian or Signature:

Signature Investments, LLC

Attn: Dikran Tourian

14001 McAuley Boulevard, Suite 170

Oklahoma City, OK 73134

with a copy (which shall not constitute notice) to:

Crowe & Dunlevy

Attn: James W. Larimore

20 N. Broadway, Suite 1800

Oklahoma City, OK 73102

Facsimile: (405) 272-5968

(c) If to Mr. Pickelsimer:

4700 Cemetery Road

Yukon, Oklahoma 73099

(d) If to Mr. Armoudian:

P.O. Box 938

Mounds, Oklahoma 74047

(e) If to the Registrant:

c/o New Source Energy Partners L.P.

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

Attention: Corporate Secretary

Facsimile: (405) 272-3034

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Jeffery K. Malonson

Facsimile: (713) 615-5627

All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during recipient’s normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 3.02 Governing Law. The Laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of Laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 3.03 WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES, TRANSFEREES AND ASSIGNEES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 3.04 Successors and Assigns. Except as set forth in this Agreement, the provisions of this Agreement shall not be for the benefit of, applicable to or enforceable by any transferee of Registrable Securities, and such transferee shall not be deemed to be a Holder for purposes of this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon the Registrant and each Unitholder.

Section 3.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Governmental Authority making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 3.06 Specific Performance. The Registrant recognizes that if the Registrant refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate the Unitholders for their injury. The Unitholders shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement and to seek appropriate remedies in furtherance thereof, including injunctions, without the necessity of posing bond or proving actual damages.

Section 3.07 Amendments. This Agreement may be amended only by means of a written amendment signed by the Registrant and the Unitholders.

Section 3.08 No Affiliate Liability. The partners, members, officers, directors, stockholders and Affiliates of the Unitholders, the Registrant or their respective Affiliates shall have no personal liability or obligation to any Person arising under this Agreement in such capacities.

Section 3.09 Recapitalization, Exchanges Etc., Affecting Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities and to any and all securities of the Registrant or any successor or assign of the Registrant that may be issued in respect of an conversion of, in exchange for, or in substitution for Registrable Securities (whether by merger, consolidation, sale of assets or otherwise, including securities issued by a parent company in connection with a triangular merger) and shall be appropriately adjusted for any unit dividends, unit splits, reverse unit splits, combinations, reclassifications and the like occurring after the date of this Agreement.

Section 3.10 Further Assurances. The Registrant and each of the Unitholders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 3.11 Entire Agreement. This Agreement contains the entire agreement among the Registrant and each of the Unitholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

Section 3.12 Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original of the Agreement, and all of which shall constitute the Agreement among each of the parties, notwithstanding that all of the parties are not signatories to the original or the same counterpart of the Agreement. Each party to this Agreement acknowledges the effectiveness of, and agrees to accept, electronic or facsimile signatures of any other party for purposes of executing this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

Registrant:

New Source Energy Partners L.P.

By:	New Source Energy GP, LLC, its general partner

By:	/s/ Richard Finley
Name:	Richard Finley
Title:	Chief Financial Officer

Unitholders:

/s/ Kristian B. Kos
Kristian B. Kos

Deylau, LLC

By:	/s/ Kristian Kos
Name:	Kristian Kos
Title:	Manager

/s/ Dikran Tourian
Dikran Tourian

Signature Investments, LLC

By:	/s/ Dikran Tourian
Name:	Dikran Tourian
Title:	Manager

/s/ Danny R. Pickelsimer
Danny R. Pickelsimer

/s/ Antranik Armoudian
Antranik Armoudian

Signature Page to Registration Rights Agreement